SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      ------------------------------------



                                  May 15, 1997
                (Date of Report; Date of Earliest Event Reported)


                                 VENTRITEX, INC.
             (Exact Name of Registrant as specified in its Charter)


 Delaware                         0-19713                   77-0056340
(State of Incorporation)    (Commission File No.)         (IRS Employer
                                                        Identification No.)



 701 East Evelyn Avenue, Sunnyvale, California                94086
(Address of Principal Executive Offices)                    (Zip Code)


                                 (408) 738-4883
              (Registrant's telephone number, including area code)




          (Former name or former address, if changed since last report)

Item 1.  Change in Control of Registrant

         On May 15, 1997, Ventritex, Inc., a Delaware corporation ("Ventritex") was merged (the "Merger") with and into Pacesetter, Inc., a Delaware corporation ("Pacesetter"), and a wholly-owned subsidiary of St. Jude Medical, Inc., a Minnesota corporation ("St. Jude"), pursuant to the Agreement and Plan of Merger, dated as of October 23, 1996, among Ventritex, Pacesetter and St. Jude, as amended by Revised Amendment No. 1 thereto, dated as of March 28, 1997 (as amended, the "Merger Agreement"). As a result of the Merger, Ventritex has been merged with and into Pacesetter, with Pacesetter as the surviving corporation, and Pacesetter will continue as a wholly-owned subsidiary of St. Jude.

         Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding share of common stock, par value $0.001 per share, of Ventritex was converted into and became exchangeable for 0.5 of a share of common stock, par value $0.10 per share, of St. Jude.


Item 2-6.  Not Applicable.


Item 7.    Financial Statements and Exhibits.

  (a)-(b)  Not Applicable.

      (c)  Exhibits

           2.1 Agreement and Plan of Merger, dated as of October 23, 1996 among Ventritex, Inc., Pacesetter, Inc. and St. Jude Medical, Inc. (incorporated by reference to Exhibit 2.1 of Ventritex's Current Report on Form 8-K, dated October 28, 1996).

           2.2 Revised Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 28, 1997, among Ventritex, Inc., Pacesetter, Inc. and St. Jude Medical, Inc. (incorporated by reference to
                Exhibit 2.2 of Ventritex's Current Report on Form 8-K/A, dated April 3, 1997).


Item 8.    Not Applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 15, 1997


                                            VENTRITEX, INC.


                                            By: /s/ Mark Meltzer
                                               Name:  Mark J. Meltzer
                                               Title: Vice President and
                                                        General Counsel